EXHIBIT 5
                     CONTRACT AMENDMENT N0. 3


           THIS INSTRUMENT is entered into as of the 27th day of November, 1996 by SB Motel Richmond Corp., SB Motel Durham-Research Triangle Park Corp., SB Motel Cary Corp., SB Motel Statesville Corp., SB Motel Wilmington Corp., SB Motel Columbia Corp., SB Motel Charleston Corp., SB Motel Albany Corp., SB Motel Virginia Beach Corp., SB Motel Durham-Duke Corp., SB Motel Raleigh Corp., and SB Motel Charlotte I-85 Corp., (collectively, "Sellers"), Hudson Hotels Properties Corp. ("Purchaser") and Hudson Hotels Corporation ("Hudson").

           WHEREAS, Purchaser entered into an Agreement of Purchase and Sale dated September 27, 1996, as amended by Contract Amendment No. 1 dated October 31, 1996 and further amended by Contract Amendment No. 2 dated November 18, 1996 (the "Agreement") with Sellers covering twelve properties in the States of North Carolina, South Carolina, Georgia and Virginia (collectively, the "Premises"); and

           WHEREAS, Hudson, Sellers and Purchase desire to amend
Section 12.4 of the Agreement as set forth below. All terms not defined herein shall have the meanings ascribed to them in the Agreement.

           NOW THEREFORE, Hudson, Sellers and Purchaser hereby agree that the Agreement is hereby amended as follows:

           1. The first sentence of Section 12.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

           "Except as provided in Section 12.5, each of the representations and warranties contained in Sections
           12.1 and 12.3 (collectively, the "Base Reps") shall survive the Closing until the first anniversary of the Closing Date, provided further that, upon a sale, assignment or other transfer of any of the Premises by Purchaser, the representations and warranties set forth in Section 12.3 shall not survive with respect to the portion of the Premises being transferred thereunder, if sooner."

           2. Purchaser acknowledges and agrees that Sellers (as such term and all other terms which are capitalized but not defined herein are defined in the Agreement) have designated SB Motel Corp. as the payee of the Note pursuant to Section 5.4(a) of the Agreement and as the transferee and holder of the certificates representing the Shares. SB Motel Corp. shall be entitled to all of the rights and benefits of Sellers under the Agreement which relate to the Note and/or the Shares, including,


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without limitation, all rights and benefits provided for in
Section 15 of the Agreement and any and all rights under other covenants, representations or warranties in the Agreement or related documents relating to the Note or the Shares. Accordingly, but without limiting the generality of the foregoing, Section 15 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

           "Section 15.  HUDSON COVENANTS.
                         ----------------

                15.1 For as long as SB Motel Corp. or any other direct or indirect wholly owned subsidiary of Salomon Brothers Holding Company Inc (as the case may be, "SBMC") owns any of the Shares, Hudson shall provide at least 30 days' prior written notice to Salomon Brothers Inc (at the address for Sellers set forth herein) of any equity offering of Hudson ("Equity Offering") and an opportunity to make the first offer to underwrite such offering. Provided that Salomon Brothers Inc shall submit a written proposal to Hudson with respect to such underwriting within 20 days after written notice from Hudson that it proposes to have such Equity Offering, and provided further that, after reviewing whether Salomon Brothers Inc's proposal has terms, pricing, a fee structure and any other pertinent business terms substantially similar in Hudson's judgment to those available from an alternative underwriter, Hudson shall give due consideration to Salomon Brothers Inc's proposal but, subject to the remaining provisions of this Section 15.1, shall have the sole and absolute discretion to determine whether or not to choose Salomon Brothers Inc as the principal underwriter. Notwithstanding the foregoing, if Hudson after giving such due consideration wishes to accept an offer from an alternative underwriter (the "Alternative Underwriter") in connection with any Equity Offering, Hudson shall provide at least five (5) Business Days' prior written notice (the "Right of First Refusal Period") of same to Salomon Brothers Inc (at the address for Sellers as forth herein). Provided that within the Right of First Refusal Period Salomon Brothers Inc shall submit a written proposal to Hudson with respect to such

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           underwriting which is substantially similar to the
           terms, pricing, fee structure and any other pertinent business terms of the offer of the Alternative Underwriter (the "Matching Offer"), Hudson shall accept the Matching Offer of Salomon Brothers Inc to be the principal underwriter. If Salomon Brothers Inc does not provide Hudson with a Matching Offer during the Right of First Refusal Period, Hudson shall be entitled to enter into an underwriting commitment with the Alternative Underwriter within thirty (30) days after the expiration of the Right of First Refusal Period, provided that the underwriting commitment entered into with the Alternative Underwriter is no more favorable to the Alternative Underwriter (in its terms, pricing, fee structure and any other pertinent business terms which shall be specified therein) than the Alternative Underwriter's offer as aforesaid. If, at the end of such 30 day period, Hudson shall not have entered into such underwriting commitment agreement with the Alternative Underwriter, Hudson shall again be obligated to comply with the provisions of this Section 15.1 (and to provide Salomon Brothers Inc the aforesaid right of first offer and right of first refusal) with respect to any Equity Offering. Hudson acknowledges that the rights granted to Salomon Brothers Inc hereunder constitute material consideration and inducement to Sellers to enter into this transaction. Salomon Brothers Inc and SBMC shall be a third party beneficiary under this Section 15 but shall not have any obligation or liability whatsoever under this Agreement. For the purposes hereof, any form or type of equity offerings of Hudson shall not include any type of mortgage, line of credit, bond or debenture financing.

                15.2 Hudson hereby covenants with Sellers that from and after the Closing, any public announcements or disclosures made by Hudson with respect to this Agreement or the transactions contemplated hereby (including, without limitation, the Shares, the Note, the Purchase Price or the Premises) shall first be sent to SBMC for its review and approval. Until such approval has been given to Hudson by SBMC, Hudson shall refrain from making

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           such public disclosures or announcements.

                15.3 (a) Hudson hereby covenants with SBMC that, in the event a Closing takes place hereunder, Hudson shall immediately commence the preparation and filing of a registration statement registering the Shares for sale with the SEC as more particularly set forth below. Hudson shall diligently prosecute the registration and shall register the Shares no later than one hundred eighty (180) days after the Closing and shall take any and all actions necessary to maintain the effectiveness of the registration, including post-effective amendments, if necessary, until SBMC has disposed of all of the Shares. To this end, following the Closing Date, Hudson shall file with the SEC a registration statement under the Securities Act for the offering on a continuous or delayed basis in the future of all of the Shares (this and subsequent filings of registration statements provided hereinafter, the "Shelf Registration"). The Shelf Registration shall be on an appropriate form and the Shelf Registration and any form of prospectus included therein or prospectus supplement relating thereto shall reflect such plan of distribution or method of sale as SBMC may from time to time notify Hudson, including the sale of some or all of the Shares in a public offering or, if requested by SBMC, subject to receipt by Hudson of such information (including information relating to purchasers) as Hudson reasonably may require, (i) in a transaction constituting an offering outside the United States which is exempt from the registration requirements of the Securities Act in which Hudson undertakes to effect registration after the completion of such offering in order to permit such shares to be freely tradeable in the United States, (ii) in a transaction constituting a private placement under Section 4(2) of the Securities Act in connection with which Hudson undertakes to effect a registration after the conclusion of such placement to permit such shares to be freely tradeable by the purchasers thereof, or
           (iii) in a transaction under Rule 144A of the Securities Act in connection with which Hudson undertakes to effect a registration after the

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           conclusion of such transaction to permit such shares
           to be freely tradeable by the purchasers thereof. Hudson shall use its best efforts to keep the Shelf Registration continuously effective for the period beginning on the date on which the Shelf Registration is declared effective and ending on the first date that there are no Shares remaining in the possession of SBMC (the "Registration Period"), and in the event that notwithstanding Hudson's best efforts, Hudson fails to keep the Shelf Registration effective, Hudson shall file with the SEC another Shelf Registration, such that a Shelf Registration is continually in effect during the Registration Period. During the Registration Period, Hudson shall supplement or make amendments to the Shelf Registration, if required by the Securities Act or if reasonably requested by SBMC or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

                     (b) Until sixty (6O) days following the
           beginning of the Registration Period, Hudson and E. Anthony Wilson covenant that E. Anthony Wilson acting in his individual capacity shall not sell any shares of Hudson Common Stock other than under and pursuant to Rule 144 of the Securities Act. E. Anthony Wilson has executed this Agreement below in his individual capacity to confirm his agreement to such covenant.

                15.4 If, at any time from and after the Closing Date and until commencement of the Registration Period, Hudson shall propose to prepare on its own behalf or on behalf of any of its shareholders (other than SBMC) a registration statement in connection with an underwritten public offering of any securities of Hudson, Hudson shall give SBMC notice of at least 20 days before the anticipated filing date of such registration statement. Should SBMC desire to have any Shares owned by SBMC included in such registration statement, SBMC shall so advise

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           Hudson no later than 15 days after Hudson's notice is
           given, setting forth the number or amount of Shares which SBMC requests to be included in the registration statement, and Hudson shall include the Shares specified in such request in such registration statement and keep such registration statement in effect and maintain relevant compliance with each federal and state law and regulation. Notwithstanding the foregoing, (i) Hudson shall not be required to give notice or include such Shares in any such offering if the proposed registration relates solely to the sale of securities to participants in a dividend reinvestment plan, is to be made on Form S-4 and relates to a business combination or similar transaction permitted to be registered on such Form S-4, is to be made on Form S-8 and relates solely to the sale of securities to participants in a stock or employee benefit plan, or is permitted under Rule 462 promulgated under the Securities Act and registers additional securities of the same class as were included in an earlier registration statement for the same offering and declared effective; and (ii) Hudson may, in its sole discretion, withdraw such registration statement and abandon the proposed offering.

                15.5 To the extent required from time to time to enable SBMC to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, Hudson will file in a timely manner (taking into account any extensions granted by the SEC), information, documents and reports in compliance with the Exchange Act and will, at its expense, forthwith upon the request of SBMC, deliver to SBMC a certificate, signed by Hudson's principal financial officer, stating (a) Hudson's name, address and telephone number (including area code), (b) Hudson's Internal Revenue Service identification number, (c) Hudson's SEC file number, (d) the number of shares of Hudson's common stock and the number of shares of any preferred stock of Hudson outstanding as

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           shown by the most recent report or statement published
           by Hudson, and (e) whether Hudson has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time Hudson is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, Hudson will, at its expense, forthwith upon the written request of SBMC, make available adequate current public information with respect to Hudson within the meaning of paragraph (c)
           (2) of Rule 144 of the General Rules and Regulations promulgated under the Securities Act.

                15.6 (a) Following the registration of the Shares as provided herein, the parties understand that SBMC may dispose of the Shares using several different methods, which may include an underwritten offering. In the event that SBMC elects to utilize an underwriter, Hudson shall enter into a customary underwriting agreement providing for customary indemnities for the underwriters and the selling security holders. Hudson shall pay all costs and expenses of whatsoever nature which arise from or relate to the registration of sale of the Shares as aforesaid, except that the seller or the Shares shall be responsible for any underwriting discounts or commissions.

                     (b) In the event that SBMC shall elect to dispose of the Shares in a transaction or series of transactions not involving an underwriting, Hudson and SBMC shall enter into a customary indemnity agreement providing for an indemnity to each party for statements or information in the registration statement pertaining to or provided by the indemnifying party.

                15.7 (a) Hudson shall, if so requested by SBMC within five (5) Business Days after the expiration of the Feasibility Period, appoint and maintain, commencing on the Closing Date and for as long as SBMC holds any Shares, an observer of Hudson's Board of Directors, designated by SBMC, who shall be

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           invited to attend all meetings of the Board of
           Directors and shall be compensated in the same manner as are non-employee directors of Hudson. Such observer shall be indemnified by Hudson against all claims and liabilities arising out of his or her participation in the meetings of the Board of Directors.

                     (b) Alternatively, from and after the
           Closing Date, SBMC shall have the right (but not the obligation) to have on the board of directors of Hudson (the "Board") one director (such director and any other person made a director of the Board pursuant to this Section 15.8, "SBMC Nominee"), and Hudson shall promptly cause the SBMC Nominee to become a member of the Board. If necessary to effectuate the placement of the SBMC Nominee on the Board, Hudson shall, at its sole option, (i) expand the size of the Board or (ii) solicit the resignation of one of its directors, in either case, to the extent necessary to permit the SBMC Nominee to serve. Until such time that SBMC no longer owns any of the Shares, SBMC shall have the right to maintain a SBMC Nominee on the Board. SBMC agrees to indicate to Purchaser within five (5) Business days after the expiration of the Feasibility Period whether they will request a SBMC Nominee to be placed on the Board immediately following Closing.

                     (c) If SBMC elects to exercise its option in
           Section 15.7(b) above, Hudson will support the nomination of, and Hudson's nominating committee (or any other committee exercising a similar function) shall recommend to the Board, the election of any SBMC Nominee to the Board, and Hudson will exercise all authority under applicable law to cause such SBMC Nominee to be elected to the Board. Without limiting the generality of the foregoing, with respect to each meeting of shareholders of Hudson at which directors are to be elected, Hudson shall use its reasonable efforts to solicit from the shareholders of Hudson eligible to vote in the election of directors proxies in favor of such SBMC Nominee.

                     (d)  In the event that any SBMC
           Nominee shall cease to serve as a director

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           for any reason other than the fact that SBMC no longer
           has a right to nominate a director, as provided in subsection (b), the vacancy resulting thereby shall, if SBMC so chooses in their sole discretion, be filled by a SBMC Nominee designated by SHMC

                15.8 The rights and benefits of SBMC set forth in Sections 15.3(a), 15.4, 15.5 and 15.6 hereunder shall inure to the benefit of any of SBMC's successors, assigns or transferees who obtain a legal or beneficial interest in the Shares, other than in connection with the sale thereof pursuant to the registration described in Section 15.3(a) or 15.4.

                15.9 Each of the covenants contained in this
           Section 15 shall survive the Closing until SBMC no longer owns any of the Shares."

           IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

           SELLERS:  SB MOTEL RICHMOND CORP.

                     By:______________________________

                        Name: John P. Buza
                      Title: Vice President


                     SB MOTEL DURHAM-RESEARCH TRIANGLE PARK
                       CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President

                       SB MOTEL CARY CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President

                    SB MOTEL STATESVILLE CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President

                    SB MOTEL WILMINGTON CORP.

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                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President

                     SB MOTEL COLUMBIA CORP.


                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President

                    SB MOTEL CHARLESTON CORP.


                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President


                      SB MOTEL ALBANY CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President


                  SB MOTEL VIRGINIA BEACH CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President


                    SB MOTEL DURHAM-DUKE CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President


                      SB MOTEL RALEIGH CORP.

                     By:______________________________
                        Name: John P. Buza
                      Title: Vice President


                     SB MOTEL CHARLOTTE I - 85 CORP.

                     By:______________________________
                        Name John P. Buza
                      Title: Vice President

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           PURCHASER:  HUDSON HOTELS PROPERTIES CORP.


                       By:______________________________
                         Name:  E. Anthony Wilson
                         Title:  Chairman and Chief Executive
                                   Officer

           HUDSON:  HUDSON HOTELS CORPORATION


                       By:______________________________
                         Name:  E. Anthony Wilson
                         Title:  Chairman and Chief Executive
                                 Officer



           ESCROW AGENT:  LAWYERS TITLE INSURANCE CORPORATION
                     (Solely as Escrow Agent)


                       By:__________________________________
                         Name:
                         Title:

                       E. Anthony Wilson is executing this
                       amendment in his individual capacity solely in order to make the covenant set forth in
                       Section 15.3(b) of the Agreement, as
                         amended hereby.


                       -----------------------------------------
                                    E. ANTHONY WILSON


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